Exhibit A

     Pursuant to Rule 13d-1(k)(1)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf in the capacities set out hereinbelow.


Dated:  January 20, 2000

                              /s/ Robert W. Affholder
                              ----------------------------------
                              Robert W. Affholder
Dated:  January 20, 2000

                              /s/ Pamela Long Affholder
                              ----------------------------------
                              Pamela Long Affholder

Dated:  January 20, 2000      THE AFFHOLDER FAMILY PARTNERSHIP,
                                L.P.

                              By: The Robert W. Affholder
                                   Revocable Trust,
                                   general partner


                              By /s/ Robert W. Affholder
                                --------------------------------
                                 Robert W. Affholder, trustee


                              By /s/ Pamela Long Affholder
                                --------------------------------
                                 Pamela Long Affholder, trustee

                              By: The Pamela Long Affholder
                                   Revocable Trust, general
                                   partner


                              By /s/ Pamela Long Affholder
                                --------------------------------
                                 Pamela Long Affholder, trustee


                              By /s/ Robert W. Affholder
                                --------------------------------
                                 Robert W. Affholder, trustee
corp\ina\sec.doc\13dam-de